SUBSCRIPTION AGREEMENT

LIGHTCOLLAR, INC.

LIGHT COLLAR, INC.

P.O. Box 973 #264

3rd Avenue West

Unity, Saskatchewan, S0K 4L0

Unity, Saskatchewan, S0K 4Lo

Canada

Canada

(Mailing Address)

(Street Address)

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of Lightcollar, Inc. (the “Company”) at a price of $0.01 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO:  LIGHTCOLLAR, INC.

Executed this _____ day of ___________________, 2011.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser ____________________________________ Tax ID Number of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________________________	X $0.01	=	US$_______________________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

(LIGHTCOLLAR, INC.)

By:

Title: